EXHIBIT 5.1

                   Tashlik, Kreutzer, Goldwyn & Crandell P.C.
                               40 Cuttermill Road
                           Great Neck, New York 11021

                                                                   July 25, 2005


Hi-Tech Pharmacal Co., Inc.
369 Bayview Avenue
Amityville, New York 11701

Gentlemen:

                  This opinion and the consent to use of our name are furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") by Hi-Tech Pharmacal Co., Inc., a Delaware corporation (the "Company"), for registration under the Act of 100,000 shares of common stock, par value $.01 per share (the "Common Stock"), which will be issuable upon the exercise of options granted under the Company's 1994 Directors Stock Plan (the "Directors Plan").

                  We have acted as counsel to the Company and have participated in the preparation and filing of the aforementioned Registration Statement. As such counsel, we have examined the Restated Certificate of Incorporation, as amended, and the Amended and Restated By-Laws of the Company, the proceedings taken by the Company with respect to the filing of such Registration Statement and such other documents as we have deemed necessary and appropriate.

                  Based upon the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

                  2. The 100,000 shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued, sold and paid for in accordance with the Plans will be duly and validly issued, fully paid and non-assessable.

                  An officer of this firm is a stock option holder of the Company.

                  We hereby consent to the use of this opinion as an Exhibit to the aforementioned Registration Statement and to the use of our name in the Registration Statement.

                                Very truly yours,

                                /s/ Tashlik, Kreutzer, Goldwyn & Crandell P.C.